EXHIBIT NO#

AMENDMENT #2 to 15% PROMISSORY NOTE

THIS AMENDMENT #2 to 15% PROMISSORY NOTE (the “Agreement”) is made and entered into as of May 31, 2005, between Digital Creative Development Corporation, (“DCDC”), with its principal office located at 200 East 82nd Street, New York, New York 10028 and Multi-Mag Corporation (“MULTI-MAG”) located at 15 Point Road, Bellport, NY.

RECITALS

WHEREAS, on September 18, 2003, DCDC and International Microcomputer Software, Inc. (“IMSI”) entered into a 15% Promissory Note (the “Note”) and Pledge and Security Agreement pursuant to which DCDC borrowed from IMSI three hundred and fifty thousand dollars ($350,000) which was due and payable with accrued interest on September 18, 2004 and secured by a pledge of four hundred thousand (400,000) shares of the common stock of IMSI of which DCDC is the owner; and

WHERAS on September 12, 2004, DCDC and IMSI entered into Amendment #1 of the Note which extended the maturity date of the Note to May 31, 2005, and provided for additional collateral; and

WHEREAS on January 5, 2005 MULTI-MAG purchased the Note from IMSI; and

WHEREAS, DCDC and MULTI-MAG desire to amend the terms of the 15% Promissory Note and Amendment #1 in regard to the date on which the outstanding principal and interest are due and payable; and

WHEREAS, capitalized terms not defined herein shall have the meanings ascribed to them in the Note or Pledge and Security Agreement, as appropriate,

NOW, THEREFORE, in consideration of the premises, the mutual covenants and agreements contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

Section 1.1.  Payment of all Interest Currently Due

DCDC shall pay all accrued interest due from September 19, 2004 through May 31, 2005 under the Note to MULTI-MAG no later than June 30, 2005 which is Thirty-Four thousand Five hundred Twenty-Nine and 55/100 dollars ($34,529.55). Additionally, interest will be paid on the Note from June 1, 2005 through the payment date, which will be no later than June 30, 2005 at the rate of $135 per day.

Section 1.2.  Extension of Due Date

MULTI-MAG shall extend the date upon which the entire principal and the remaining accrued interest on the Note is due from May 31, 2005 to December 31, 2005.

Section 1.3.  No Other Changes.

Except as set forth herein, there are no other modifications, amendments or changes to the 15% Promissory Note or Pledge and Security Agreement and all such agreements shall continue in full force and effect, as amended herein.

Section 1.4.  Entire Agreement.

This Agreement constitutes the entire agreement among the parties hereto with respect to the subject matter hereof, supersedes and is in full substitution for any and all prior agreements and understandings among them relating to such subject matter.

Section 1.5.  Counterparts.

For the convenience of the parties, any number of counterparts of this Agreement may be executed by any one or more parties hereto, and each such executed counterpart shall be, and shall be deemed to be, an original, but all of which shall constitute, and shall be deemed to constitute, in the aggregate but one and the same instrument.

Section 1.6.  Severability.

In the event that any one or more of the provisions contained in this Agreement or in any other instrument referred to herein, shall, for any reason, be held to be invalid, illegal or unenforceable in any respect, then to the maximum extent permitted by law, such invalidity, illegality or unenforceability shall not affect any other provision of this Agreement or any other such instrument. Furthermore, in lieu of any such invalid or unenforceable term or provision, the parties hereto intend that there shall be added as a part of this Agreement a provision as similar in terms to such invalid or unenforceable provision as may be possible and be valid and enforceable.

[SIGNATURES ON FOLLOWING PAGE]

IN WITNESS WHEREOF, DCDC and MULTI-MAG have executed and delivered this Amendment as of the day and year first written above.

DIGITAL CREATIVE DEVELOPMENT CORPORATION By: Name: Gary Herman Title: CEO
MULTI-MAG CORPORATION By: Name: Title: